Exhibit 10(b)(2)

                              RETIREMENT AGREEMENT


                           This Retirement Agreement, dated as of
December 27, 1995 ("Agreement"), is made among ALLTEL CORPORATION, a Delaware corporation (as defined below, the "Corporation"), ALLTEL INFORMATION SERVICES, INC., a Delaware corporation and a subsidiary of the Corporation ("AIS"), ALLTEL FINANCIAL INFORMATION SERVICES, INC., an Arkansas corporation and a wholly-owned subsidiary of AIS (the "Subsidiary"), and JOHN E. STEURI (the "Executive").

                           The Executive is a party to the Executive
Compensation Agreement (as defined in paragraph (H) of Section 1) under which the Executive would be permitted to retire on or after May 6, 1999. During recent months, however, the Executive has expressed to the Corporation his desire to retire in 1996, rather than in 1999. This Agreement specifies the terms and conditions governing the Executive's early retirement and the related agreements of the parties with respect thereto.

                           Accordingly, in consideration of the mutual
covenants contained herein, the Corporation, AIS and the Subsidiary, and the Executive agree as follows:

                           1.  DEFINED TERMS.        For purposes of this
Agreement, the following terms shall have the meanings indicated below:

                           (A)      "ALLTEL Profit-Sharing Plan" means the
ALLTEL Corporation Profit-Sharing Plan, as amended.

                           (B)      "ALLTEL Thrift Plan" means the ALLTEL
Corporation Thrift Plan, as amended.

                           (C)      "Benefit Restoration Plan" means the
ALLTEL Corporation Benefit Restoration Plan, as amended.

                           (D)      "Board" or "Board of Directors" means the
Board of Directors of the Corporation.

                           (E)      "Corporation" means ALLTEL Corporation and
any successor to its business or assets by operation of law or otherwise.

                           (F)      "Deferred Compensation Plan" means the
ALLTEL Corporation Executive Deferred Compensation Plan, as amended.

                           (G)      "Employee Stock Purchase Plan" means the
Stock Purchase Plan for Employees of Systematics Information Services, Inc. and its affiliates, as amended.

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                           (H)      "Executive Compensation Agreement" means
the Executive Compensation Agreement between the Subsidiary and the Executive, dated as of April 17, 1990.

                           (I)      "Indemnity Agreement" means the ALLTEL
Corporation Directors and Officers Indemnity Agreement, dated May 31, 1990, between the Corporation and the Executive.

                           (J)      "Long-Term Plan" means the ALLTEL
Corporation Long-Term Performance Incentive Plan, as amended.

                           (K)      "Releasee" or "Releasees" has the meaning
specified in subparagraph (i) of paragraph (F) of Section 4 herein.

                           (L)      "Short-Term Plan" means the ALLTEL
Corporation Performance Incentive Compensation Plan, as amended.

                      2.   RETIREMENT OF EXECUTIVE.

                           (A)  Retirement.  The Executive retires from
employment with the Corporation and any subsidiary of the Corporation (as an employee and as an officer) and resigns as a director of any subsidiary of the Corporation of which he is a director, in each case effective on the earliest of (i) the close of business on May 31, 1996, (ii) the death of the Executive, and (iii) any date to which the Corporation and the Executive agree in a writing that refers to this paragraph (A) (the "Effective Date"). The Executive acknowledges and agrees that he shall not be eligible to receive any payments or benefits under any severance plan, program, or policy of the Corporation or any subsidiary of the Corporation. The Corporation agrees to continue the Executive's employment until the Effective Date (notwithstanding any intervening physical or mental disability of the Executive) at the Executive's compensation in effect on the date of this Agreement, to continue to reimburse the Executive, until the Effective Date, for the Executive's current monthly country club membership at the Country Club of Little Rock and customary out-of-pocket expenses reasonably incurred by the Executive in performing his duties, and to provide the Executive, until the Effective Date, with the employee benefits and arrangements to which the Executive is entitled on the date of this Agreement. The Corporation's obligations under the immediately preceding sentence automatically shall terminate on the Effective Date, and the Executive thereafter shall have no rights and be entitled to no benefits under the Executive Compensation Agreement or otherwise of any type or description other than the rights and benefits specified in this Agreement. During the period following the date of this Agreement and until the Effective Date, the Executive will continue to serve under the direction of the Chief Executive Officer of the Corporation as Chairman and Chief Executive Officer of AIS, until a successor is appointed as Chief Executive Officer of AIS at any time

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prior to the Effective Date, in which case the Executive thereupon will cease to have the title Chairman and Chief Executive Officer of AIS (although the Executive's status as an employee will continue until the Effective Date).
                           (B)      Certain Insurance Benefits and
Arrangements.

                           (i)      The Corporation agrees to maintain until
the Effective Date, the long-term disability insurance coverage referred to in Section III of the Executive Compensation Agreement.

                           (ii)     The Executive shall be entitled to
participate, until the Effective Date, in the Corporation's group life, travel, and accident insurance plans.

                           (iii)    The Corporation agrees to maintain, until
the later of the Effective Date or the expiration of any renewal period (not exceeding one year) that begins after the date of this Agreement and prior to the Effective Date, the decreasing term life insurance policy referred to in
Section III of the Executive Compensation Agreement.

                           (iv)     In the event the Effective Date occurs by
reason of the death of the Executive, the Corporation agrees to pay to his wife, Grace D. Steuri, if she survives him (in addition to the payments specified in paragraph (A) of Section 3), or otherwise to his estate, 100% of the Executive's salary for the period of twelve months immediately preceding the month in which his death occurs, which shall be made in 12 consecutive monthly installments beginning no later than 30 days after the date of the Executive's death.

                           (C)  Corporate Board Membership.  The Executive
and the Corporation agree that the Executive's membership on the Board of Directors shall end on April 25, 1996, at the end of the Executive's current term thereof, unless terminated sooner by the Executive's resignation or death. The Executive shall be entitled to attend any meeting of the Board of Directors occurring after the date of this Agreement through and including the date his membership terminates in accordance with the immediately preceding sentence, and to receive any materials provided to directors for any such meeting.


                           3.  CERTAIN COVENANTS OF THE CORPORATION AND
RELATED PROVISIONS.

                           (A)  Joint and Spouse Survivor Retirement
Payments. Subject to the provisions of this Agreement, including, without limitation, paragraph (C) of Section 4, the Corporation agrees to pay to the Executive, following the Effective Date (unless occasioned by the Executive's death) and until the Executive's death (notwithstanding any intervening physical or mental disability of the Executive), bi-weekly retirement

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payments (calculated on the basis of 26 payments per year), each in the amount of $3,709.37, and continuing during the Executive's lifetime, the last bi-weekly payment being for the bi-weekly period during which the Executive's death occurs. In the event the Executive is survived by his wife, Grace D. Steuri, the Corporation shall pay to her, for the remainder of her lifetime, bi-weekly payments, each in the amount of $1,854.68, following the Effective Date (if occasioned by the Executive's death) or otherwise commencing on the bi-weekly payment date immediately following the last bi-weekly payment date for which the Executive received a payment in accordance with the immediately preceding sentence and continuing during her lifetime, the last payment being for the bi-weekly period during which her death occurs. The Corporation and the Executive agree (and the Executive acknowledges) that the retirement payments to be made by the Corporation in accordance with this paragraph (A) shall be in lieu of any payments or benefits under any pension plan of the Corporation or any subsidiary or affiliate of the Corporation, including, but not limited to, the ALLTEL Corporation Pension Plan (as in effect from time to time) (hereinafter, a "Company Pension Plan"), that the Executive has not been, is not, and shall not be a participant in any Company Pension Plan, and that neither the Executive, his spouse, nor any other person or entity, claiming through the Executive has, has had, or shall have any right to any benefit or payment from any Company Pension Plan. The Executive's right to bi-weekly payments, and, in the event the Executive is survived by his wife, Grace D. Steuri, Grace D. Steuri's right to bi-weekly payments, under this paragraph (A), and any associated property right or interest, is a personal and individual right or interest. The Executive also acknowledges and agrees that the Corporation would have no contractual or legal obligation whatsoever, whether under the Executive Compensation Agreement or otherwise, to pay the retirement payments specified in this paragraph (A) in the absence of this Agreement and that the foregoing payments are consideration for Executive's agreements specified in paragraph (C) of Section 4 and the performance by the Executive of his obligations thereunder.

                           (B)  Health and Dental Coverage.  Subject to the
provisions of this Agreement, including, without limitation, paragraph (C) of
Section 4, the Corporation agrees to provide to the Executive and to the Executive's spouse, during the Executive's lifetime, health and dental coverage not less favorable than the health and dental coverage(s) provided by the Corporation and its subsidiaries, from time to time, to similarly situated active senior executives of the Corporation and of its subsidiaries, as applicable, and at a cost to the Executive no greater than such similarly situated active senior executives. However, in the event the Executive, at any time prior to May 6, 1999, commences full-time employment with any other company or enterprise (which shall not include a bona fide consulting or other third party contractor relationship), the Executive shall be obligated to pay the entire cost of the foregoing health and dental coverage for so long as the Executive is employed on a full-time basis by any such other company or enterprise at any time or from time to time, but, upon the Executive's termination of full-time employment with any such other company or enterprise, the Executive's rights under the first sentence of this paragraph (B) shall be reinstated. In the event the Executive's wife, Grace
D. Steuri, survives the Executive, the Corporation shall provide to Grace D.

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Steuri, for the remainder of her lifetime, the coverage specified in the first sentence of this paragraph (B), without regard to the second sentence of this paragraph (B). Notwithstanding the foregoing provisions of this paragraph (B), the Corporation may provide all or any portion of the foregoing health and dental coverage(s) through the purchase by the Corporation of insurance, and the Corporation may coordinate against any government-provided (or similar) coverage with the other coverage as primary.

                           (C)  Incentive Plans.

                           (i)  The Executive acknowledges that he has no
right or entitlement of any type or description under the Short-Term Plan with respect to any year other than 1995 and, if the Effective Date occurs after December 31, 1995, the portion of 1996, beginning on January 1, 1996 and ending on the Effective Date (other than the right to awards with respect to any such other year that were deferred and remain unpaid, to which paragraph (G) of this Section 3 shall apply).

                           (ii)   The Executive acknowledges that he has no
right or entitlement of any type or description under the Long-Term Plan with respect to any period other than, if the Effective Date occurs on or after December 31, 1995, 1993 through 1995 (other than the right to awards with respect to any such other year that were deferred and remain unpaid, to which paragraph (G) of this Section 3 shall apply).

                           (iii)  Any awards to which the Executive is
entitled under the Short-Term Plan, the Long-Term Plan, or both, shall be paid to the Executive at the time awards are paid to the Corporation's officers, in accordance with the terms of those plans.

                           (D)  Profit-Sharing and Thrift Plans.

                           (i)  The Executive's vested interest under the
ALLTEL Profit-Sharing Plan shall be paid following the Effective Date in accordance with the terms of that plan and at such time or times as may be required thereunder.

                           (ii)    The Executive's vested interest under the
ALLTEL Thrift Plan shall be paid following the Effective Date in accordance with the terms of that plan and at such time or times as may be required thereunder.

                           (E)  Benefit Restoration Plan.  The Executive's
vested interest under the Benefit Restoration Plan shall be paid following the Effective Date in accordance with the terms of that plan and at such time or times as may be required thereunder.

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                           (F)  Stock Options; Employee Stock Purchase Plan.

                           (i)  Notwithstanding any provision of the
applicable stock option plan or option agreement to the contrary, the Executive's vested interest in the options to purchase common stock of the Corporation held by the Executive on the date of this Agreement and that remain unvested as of the Effective Date shall be 100 percent.

                           (ii)  Subject to the foregoing provisions of this
paragraph (F), all matters pertaining to the foregoing options shall be governed by the applicable stock option plan and option agreement.

                           (iii)  All shares of common stock of the
Corporation and cash in the Executive's account under the Employee Stock Purchase Plan shall be delivered to the Executive following the Effective Date in accordance with the terms and at such time or times as may be required thereunder.

                           (G) Deferrals Under Deferred Compensation Plan.
The Executive's vested interest under the Deferred Compensation Plan, the Short-Term Plan, and the Long-Term Plan shall be paid in accordance with the terms of and at such time or times as may be provided under the terms thereof.

                           (H)  Rabbi Trust.  As of the date of this
Agreement, the Executive is a beneficiary under the trust established by a Trust Agreement between the Corporation and Nationsbank Texas, N.A., dated July 20, 1993 (the "Rabbi Trust"), with respect to the Executive's rights and benefits under the Executive Compensation Agreement, the Benefit Restoration Plan and the Deferred Compensation Plan, and the Corporation has made certain contributions for the Executive's account thereunder the balance of which totaled approximately $60,000 as of the date of this Agreement. The Corporation agrees that, subject to and in reliance upon the acknowledgments by the Executive in the immediately following sentence, the Corporation will, for so long as the Corporation continues to maintain the Rabbi Trust with executive officers of the Corporation as beneficiaries, maintain the Executive as a beneficiary thereunder with respect to the Executive's rights and benefits referred to above and the Executive's rights and benefits under this Agreement (in substitution for the Executive Compensation Agreement), will maintain balances in the Executive's account under the Rabbi Trust from time to time consistent with the manner in which the Corporation maintains balances in the accounts of the executive officers of the Corporation, and will provide the Executive, upon his request, with reasonable documentation verifying that the Corporation is in compliance with the provisions of this paragraph (H). The Executive acknowledges that the Rabbi Trust is a revocable trust under which a beneficiary is entitled to exercise no rights prior to a "change of control" (as defined thereunder), that no beneficiary has any "vested" right or entitlement thereunder of any type or description prior to such a "change of control" and that, in the event the Corporation, prior to such a change of control, amends or terminates the Rabbi Trust (which the Corporation has the unqualified right to do in its sole discretion) or its

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application to the executive officers of the Corporation, the Corporation's agreements in the immediately preceding sentence automatically shall terminate.

                           (I)  Disclosure By the Corporation.  The
Corporation shall have the right to disclose this Agreement and the terms hereof in the Corporation's proxy statement with respect to its 1996 annual meeting of stockholders and in the Corporation's Form 10-K Report for its fiscal year ended December 31, 1995, and otherwise to the extent the Corporation determines that disclosure is either required by applicable law or regulation or is in the Corporation's best interest. To the extent reasonably practicable, the Corporation shall afford the Executive a reasonable opportunity to review and comment upon any such disclosure prior to the making thereof. With respect to any other announcement or publicity related to the Executive's retirement, the Executive and the Corporation intend to announce that the Executive will retire in May 1996 and is making the announcement at this time to provide management continuity during the period required to name a successor. The Executive and the Corporation agree to collaborate on the form and content of such other announcement or publicity and to make no such announcement or publication unless the form and content are acceptable to both the Corporation and the Executive.

                           4.  CERTAIN OTHER AGREEMENTS.

                           (A)  Return of Property.  On the Effective Date,
the Executive shall deliver to the Corporation all of the Corporation's and its subsidiaries' property in the Executive's possession, custody or control, including, without limitation, all keys and credit cards, and all files, documents, data and information in any medium relating in any way to the Corporation and its subsidiaries' or its or their employees, suppliers, customers or business. On the Effective Date, the Corporation shall deliver all of the Executive's personal property in the Corporation's or any of its subsidiaries' possession, custody or control.
                           (B)  Non-Disclosure.  The Executive acknowledges
that, in the course of his employment with the Corporation or any of its subsidiaries, he has had access to confidential information or trade secrets that are proprietary to the Corporation and its subsidiaries, including, without limitation, information relating to the Corporation's and its subsidiaries' suppliers and customers, the sources, costs and prices of the Corporation's and its subsidiaries' products and services, the names, addresses, contact persons, purchasing and sales histories, and preference of the Corporation's and its subsidiaries' suppliers and customers, the Corporation's and its subsidiaries' business plans and strategies, and the names and addresses of, amounts of compensation paid to, and the trading and sales performance of the Corporation's and its subsidiaries employees and agents (the "Confidential Information"). The Executive further acknowledges that the Confidential Information is proprietary to the Corporation and its subsidiaries, that the unauthorized disclosure of any of the Confidential Information to any person or entity will result in immediate and irreparable competitive injury to the Corporation and its subsidiaries, and that such injury cannot adequately be remedied by an award of monetary damages. The

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Executive agrees not to disclose at any time any Confidential Information to any person or entity without the prior written permission of the Corporation.

                           (C)  Non-Competition.

                           (i)      The Executive agrees that the Executive
will not, during the period beginning on the Effective Date (unless occasioned by the Executive's death) and continuing thereafter until the one year anniversary thereof (the "Period"), directly or indirectly (whether as an officer, director, employee, sales representative, agent, principal, proprietor, consultant, advisor, partner, lender, investor or otherwise) engage in, assist or have any interest in any person, firm, entity, business or enterprise that (1) is engaged in any aspect of the communications or telecommunications business or industry in which the Corporation, or any of its subsidiaries or affiliates, is engaged as a material portion of its business on the Effective Date or at any time during the Period, (2) is engaged in any aspect of the information or data processing management, outsourcing services or application software business or industry in which the Corporation, or any of its subsidiaries or affiliates, is engaged as a material portion of its business on the Effective Date or at any time during the Period or (3) is engaged in any other business in which the Corporation, or any of its subsidiaries or affiliates, is engaged as a material portion of its business on the Effective Date or at any time during the Period; except that the foregoing provisions of this paragraph (C) shall not prevent the Executive from (x) owning, solely for investment purposes, up to 5% of the issued and outstanding capital stock of any publicly traded company, (y) continuing to serve on the Board of Directors (and any committees thereof) of National Computer Systems Inc. or as a Trustee or on any Board of Trustee committees of Northwestern Mutual Life Insurance Company or (z) serving on the board of directors of any other company that the Chief Executive Officer of the Corporation approves in writing (which shall not be unreasonably withheld).

                           (ii)  The Corporation and the Executive agree that
the Executive's agreement in (i) above (the "Noncompete Agreement") is the principal inducement for the Corporation's willingness to enter into this Agreement and make the retirement payments and provide the benefits to the Executive contemplated by paragraphs (A) and (B) of Section 3 and that the Corporation and the Executive intend the Noncompete Agreement to be binding upon and enforceable against the Executive in accordance with its terms, notwithstanding any common or statutory law to the contrary. Accordingly, the Executive and the Corporation agree that, in the event the Executive commences any action, suit or proceeding to invalidate the enforceability of the Noncompete Agreement or adjudicate the limits or scope of its provisions, or in the event the Executive asserts, in any action, suit or proceeding by the Corporation against the Executive for a breach by the Executive of the Noncompete Agreement that the Noncompete Agreement is invalid or unenforceable in any respect or to any extent, the Corporation shall be immediately excused from making, and shall be entitled immediately to terminate, the payments and benefits contemplated by paragraphs (A) and (B) of Section 3, irrespective of the outcome of any such action, suit or proceeding.

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                           (D)  Confidentiality.  Except as otherwise
contemplated by paragraph (I) of Section 3, the terms of this Agreement shall remain confidential and shall not be disclosed by or permitted to be disclosed by the Executive to any persons other than the Executive's counsel, financial advisor, accountant, his spouse, Grace D. Steuri, and his son David
J. Steuri, and to any other person or entity required by applicable law, and each person to whom the Executive is permitted to and does disclose the terms of this Agreement shall be advised by the Executive of this confidentiality agreement and shall be directed to observe the requirements thereof, except to the extent the Corporation has disclosed this Agreement in accordance with paragraph (I) of Section 3. The Executive's obligations under this paragraph
(D) automatically shall terminate on the earlier of the fifth year anniversary date of this Agreement or the date of the Executive's death.

                           (E)  Reciprocal Release and Covenant Not to Sue.

                           (i)  In consideration of the retirement payments
and other benefits to be provided by the Corporation under this Agreement, the sufficiency of which as good and valuable consideration the Executive hereby acknowledges, the Executive, for and on behalf of himself, his heirs, executors, administrators and assigns, hereby releases and discharges the Corporation, its subsidiaries and affiliates, and their respective officers, directors, employees, trustees, administrators, employee benefit plans, all other representatives of the Corporation and agents of any of the foregoing, and their successors and assigns (hereinafter the "Releasees"), from and against any and all claims, liabilities, causes of action, debts, demands, charges and claims of any nature whatsoever of any and every kind, whether in tort, contract or pursuant to constitution, statute or regulation, and whether for attorneys' fees or otherwise, which he now has, whether known or unknown, accrued or matured, arising out of the employment relationship between the Executive and the Corporation or any Releasee or the termination thereof, except for the amounts, rights and benefits under this Agreement or under the Indemnity Agreement. The foregoing release includes, but is not limited to, all claims for compensation and fringe or other benefits and is a complete and legally binding general release that releases all claims that the Executive has or may have against any Releasee under local, state or federal laws concerning civil rights, age discrimination, disability, employee benefits, wrongful discharge, workers' compensation or any other claims that may have arisen in connection with his employment with the Corporation or any Releasee or the termination thereof. The Executive agrees not to file any claim, charge, lawsuit or the like against any of the Releasees concerning any matter in any way connected with his employment with the Corporation or any Releasee or the termination thereof. The foregoing release and covenant not to sue, however, does not apply to any amount, right or benefit to which the Executive is entitled under this Agreement or under the Indemnity Agreement.

                           (ii)  In consideration of the covenants by the
Executive under this Agreement, the sufficiency of which as good and valuable consideration the Corporation hereby acknowledges, the Corporation, for and on behalf of itself, its subsidiaries and their respective successors and assigns, hereby releases and discharges the Executive and his spouse, heirs,

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executors, administrators and assigns from and against any and all claims, liabilities, causes of action, debts, demands, charges and claims of any nature whatsoever of any and every kind, whether in tort, contract or pursuant to constitution, statute or regulation, and whether for attorneys' fees or otherwise, which the Corporation or any of its subsidiaries now has, whether known or unknown, accrued or matured, arising out of the employment relationship between the Executive and the Corporation, or any of its subsidiaries, except for the amounts, rights and benefits under this Agreement or under the Indemnity Agreement. The Corporation agrees not to file any claim, charge, lawsuit or the like against the Executive concerning any matter in any way connected with his employment with the Corporation or any of the Corporation's subsidiaries.

                           5.  TERMINATION OF OTHER AGREEMENTS.  Except for
the Indemnity Agreement and as otherwise expressly provided in this Agreement, this Agreement shall terminate any and all other agreements or arrangements between the Corporation or any of its subsidiaries and the Executive under which the Corporation or any such subsidiary would be obligated to make any payment to or pay any benefit to or with respect to the Executive or any person or entity claiming through the Executive, including, but not limited to, the Executive Compensation Agreement, and neither the Corporation nor any subsidiary of the Corporation shall have any obligation to make any such payment or pay any such benefit.

                           6.  GENERAL PROVISIONS.

                           (A)  Each and every provision of this Agreement is
subject to, and shall become effective only upon, express approval by the Executive Committee of the Board and the execution by Grace D. Steuri of the paragraph immediately following the Executive's signature on the signature page of this Agreement. The Corporation shall seek approval of this Agreement by the Executive Committee of the Board on or before January 5, 1996. On or before January 5, 1996, the Corporation shall notify the Executive of the Executive Committee of the Board's decision whether to approve this Agreement, which, in the case of such approval, shall be accompanied by a certified resolution to that effect. If this Agreement is not approved by the Executive Committee of the Board on or before January 5, 1996, or if Grace D. Steuri fails to sign the paragraph referred to in the first sentence of this paragraph (A) concurrent with the signature of this Agreement by the Executive, this Agreement shall be rendered void ab initio and of no force or effect whatsoever.

                           (B)  Warranties.  Each party warrants that it or
he fully understands this Agreement; that no promise or inducement has been offered to it or him to enter into this Agreement except as expressly set forth herein; that this Agreement is executed without reliance upon any statements or representations made by either party or its or his attorneys or representatives to the other concerning the nature and extent of any claims or damages or legal liability therefor; that this Agreement evidences the entire settlement of the claims released herein; and the Executive warrants that he is competent and authorized to enter into this Agreement and that

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this Agreement is executed by the Executive with full knowledge and understanding of its contents.

                           (C)  Applicable Withholding.  Any payments or
benefits to be provided to the Executive, Grace D. Steuri, or any person or entity claiming through the Executive, in accordance with this Agreement or otherwise shall be subject to any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. No Releasee shall be responsible for any tax imposed upon the Executive, Grace D. Steuri, or other person or entity with respect to any such payment.

                           7.  NO REEMPLOYMENT.   The Corporation does not
intend to reinstate the Executive to employment by the Corporation or any of its subsidiaries at any time in the future, and the Executive does not intend to seek such reinstatement at any time in the future. The Corporation and its subsidiaries shall have no obligation to consider the Executive for re-employment at any time hereafter.

                           8.  SPECIFIC PERFORMANCE; OTHER REMEDIES.

                           (A)  In General.  The Executive acknowledges that
the covenants contained in Section 4 of this Agreement are reasonably necessary to protect the trade secrets, confidential information and other business interests of the Corporation and its subsidiaries and affiliates and that the Executive's compliance with those covenants is necessary to protect them from unfair competition and competitive injury. The Executive further recognizes that a breach of any of those covenants will result in irreparable and continuing harm and damage to the Corporation and its parent, subsidiaries and affiliates, for which there will be no adequate remedy at law. The Executive therefore agrees that in the event of a breach of any of the covenants in Section 4 of this Agreement, the Corporation and its subsidiaries and affiliates shall be entitled to injunctive relief and to such other relief (whether at law or in equity) as a court of competent jurisdiction deems proper in the circumstances, in addition to any other remedy or relief to which any of them may be entitled.

                           (B)  In Particular. The obligations of the
Corporation under paragraphs (A) and (B) of Section 3 of this Agreement are conditioned upon the Executive's compliance with the covenants made by him under paragraphs (C) and (E) of Section 4 of this Agreement, and in the event the Executive fails to comply with any of those covenants and the Corporation obtains a ruling to that effect from a court of competent jurisdiction, the Corporation thereupon shall be excused from making any further payment required under paragraphs (A) and (B) of Section 3 of this Agreement. The Executive acknowledges that the foregoing forfeiture of payments and benefits under this Agreement is reasonable in relation to the harm that the Corporation would sustain if the Executive were to violate any of the covenants contained in paragraphs (C) and (E) of Section 4 of this Agreement in any material respect.

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                           9.  NON-ASSIGNMENT.  Any rights to payments or
benefits under this Agreement payable to or with respect to the Executive or Grace D. Steuri may not be assigned, voluntarily or involuntarily, and any attempt to do so shall be void. The Executive warrants and represents that he has not assigned or attempted to assign to any third party any claim, or any part thereof, that he may have or claim to have against the Releasees.

                           10.  BINDING EFFECT.

                           (A)  Parties.  This Agreement shall inure to the
benefit of and be binding upon the Corporation. This Agreement shall inure to the benefit of each of the Releasees. This Agreement shall inure to the benefit of and be binding upon the Executive and his spouse, Grace D. Steuri, and their respective personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and any other person or entity claiming through the Executive. If the Executive shall die while any amount would be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, unless otherwise provided herein, the amount(s) shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

                           (B)  Enforcement Costs and Expenses.  In the event
of any action or proceeding between the parties concerning an alleged breach of or default under this Agreement, the prevailing party shall be entitled to collect from the other party all of the prevailing party's reasonable costs and expenses (including, without limitation, attorneys fees) incurred by the prevailing in connection therewith.

                           11.  NOTICES.  Notices and all other
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:


         To the Corporation:                     To the Executive:
         ALLTEL Corporation                      Mr. John E. Steuri
         One Allied Drive                        52 River Ridge Road
         Little Rock, Arkansas  72202            Little Rock,  AR  72227-1518
         Attention:  Chief Legal Officer

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                           12.  MISCELLANEOUS.  No provision of this
Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Chief Executive Officer of the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arkansas.

                           13.  CONSTRUCTION.  The provisions of this
Agreement have been mutually created with the assistance of counsel for each party, and no provision of this Agreement shall be construed against either the Corporation or the Executive as the drafter thereof. Paragraph and Section titles herein are for ease of reference purposes only and shall not be considered in the construction of this Agreement.

                           14.  VALIDITY.  The invalidity or unenforceability
of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any part of the Agreement is found to be unenforceable the other provisions shall remain fully valid and enforceable. In the event any provision of this Agreement is held unenforceable, such provision shall be reformed so as to be enforced to the maximum extent possible, and if a court determines that it is not possible to reform any such provision of this Agreement, such provision will be severed from the Agreement and the remainder of the Agreement shall be enforced to the full extent permitted by law.

                           15.  COUNTERPARTS.  This Agreement may be executed
in several counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

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                           IN WITNESS WHEREOF, the parties have signed this
Agreement as of the date set forth above.

Attest:                                         ALLTEL CORPORATION


By: /s/ Francis X. Frantz                  By: /s/ Joe Ford
    Francis X. Frantz                        Name:  Joe T. Ford
    Secretary                                Title: Chairman,  President,
                                                    and Chief Executive Officer


                                           ALLTEL INFORMATION SERVICES, INC.


                                           By: /s/ William L. Cravens
                                             Name: William L. Cravens
                                             Title:Vice Chairman and COO

                                           ALLTEL FINANCIAL INFORMATION
                                             SERVICES, INC.


                                           By: /s/ William L. Cravens
                                             Name: William L. Cravens
                                             Title:Vice Chariman and COO
Witness:

/s/ Francis X. Frantz                       /s/ John Steuri
                                                John E. Steuri

The undersigned, Grace D. Steuri, hereby consents to the provisions of this Agreement and (i) accepts and agrees to be bound by the provisions of Section 3 of this Agreement, (ii) joins in and agrees to be bound by the provisions of paragraphs (D) and (E) of Section 4 of this Agreement, (iii) agrees to be bound by the provisions of Section 5 of this Agreement, (iv) makes the warranties contained in paragraph (B) of Section 6, and the second sentence of Section 9 of this Agreement, as though she were "the Executive" as that term is used therein and (v) agrees to be bound by the provisions of Section
6 and Sections 8 through 15 of this Agreement.

Witness:


/s/ Francis X. Frantz                         /s/ Grace D. Steuri
    Francis X. Frantz                             Grace D. Steuri

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